ANNUAL SHAREHOLDER MEETING MAY 9, 2023

Agenda • Welcome • Reading of the Minutes • Meeting Certification • Matters of Proxy – Voting • Discussion of Company Condition – President’s Remarks – Financial Review • Voting Results • Questions & Answers • Adjournment

Presenters Jeffrey S. Stauffer President, CEO & Chairman of the Board – ENB Financial Corp and Ephrata National Bank Adrienne L. Miller, Esq. Vice President and Corporate Secretary – ENB Financial Corp Senior Vice President and Legal Counsel – Ephrata National Bank Rachel G. Bitner Treasurer – ENB Financial Corp Executive Vice President and Chief Financial Officer – Ephrata National Bank

Meeting Certification Presented by: Adrienne L. Miller, Esq. Corporate Secretary - ENB Financial Corp

Matters of Proxy 1. Elect three (3) Class C directors to serve a 3 - year term 2. To ratify the selection of S.R. Snodgrass, PC as the independent registered public accounting firm for the year ending December 31, 2023 3. Transact such other business as may be properly presented here today

Matters of Proxy Elect three (3) Class C directors to serve a 3 - year term Election of Directors – Class C Joshua E. Hoffman, MBA, CPA, CMA, CPCU, AAI Susan Young Nicholas, Esquire Mark C. Wagner

Continuing Directors Continuing Directors – Class A Brian K. Reed, DVM, MBA Jeffrey S. Stauffer J. Daniel Stoltzfus Continuing Directors – Class B Willis R. Lefever Jay S. Martin, CISSP Judith A. Weaver Roger L. Zimmerman

Voting Process Presented by: Adrienne L. Miller, Esq. Corporate Secretary - ENB Financial Corp

Voting Process Proxy Holders • Mary E. Leaman • John H. Shuey Judges of Election • Paul W. Wenger • Roger S. Kline • John L. Weber

President’s Remarks Presented by: Jeffrey S. Stauffer President , CEO & Chairman of the Board - ENB Financial Corp

Executive Team Jeffrey S. Stauffer President, CEO & Chairman of the Board Chad Neiss SEVP, Chief Strategy Officer & Head of Mortgage Division, Interim COO Bill Kitsch SEVP, Chief Revenue Officer Rachel Bitner Treasurer EVP, Chief Financial Officer Cindy Cake EVP, Chief Human Resources Officer Adrienne Miller, Esquire VP, Corporate Secretary SVP, Legal Counsel Nick Klein EVP, Chief Risk Officer

Mission Statement To remain an independent community bank of undisputed integrity so the communities we serve benefit from our prosperity. To help our employees find career fulfillment through professional growth, personal empowerment and mutual achievement. To help our customers achieve financial health and wellbeing, as defined by them, throughout their lifetime. To provide our shareholders with a consistent return on their investment by being a top performing financial institution.

Executing a Plan for Future Success ENB 2022 – 2024 Strategic Planning Objectives 1. Evolve Purposeful Leadership Capabilities 2. Achieve Operational Excellence 3. Develop a Robust Sales Culture 4. Manage Risk to Achieve Greater Profitability 5. Pursue Emerging Opportunities that Align with our Mission

Commitment To Our Communities

2022 Financial Results Presented by: Rachel G. Bitner Treasurer - ENB Financial Corp

Disclosures Unaudited Financial Information Some of the following slides present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. Forward Looking Statements Some of the material and/or language used in this presentation would be considered a forward looking statement. Management is not obligated to update these forward looking statements.

Net Income 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 2018 2019 2020 2021 2022 6,910 11,395 12,299 14,916 14,631

Significant Items Dollars in Thousands 2022 $ 2021 $ Incr./ Decr . $ Incr./ Decr . % Net Interest Income 50,583 40,571 10,012 24.7 Provision for Credit Loss 1,300 475 825 173.7 Other Income 12,252 11,301 951 8.4 Gains on the Sale of Mortgages 1,302 5,526 (4,224) - 76.4 Security Gains 10 1,054 (1,044) - 99.1 Operating Expense 45,929 40,441 5,488 13.6 Pre Tax Income 16,918 17,536 (618) - 3.5

2022 Balance Sheet Growth Total Assets up $141.5 million + 8.2% Total Loans up $270.2 million + 29.3% Total Deposits up $126.7 million + 8.4% Total Capital down $40.0 million - 29.1%

Capital Position 12/31/22 09/30/22 06/30/22 03/31/22 12/31/21 Total Stockholders’ Equity $97,335 $86,155 $101,401 $116,039 $137,288 Accumulated Other Comprehensive Income (Loss) $(48,292) $(55,381) $(36,816) $(20,298) $3,441

Performance Ratios 2022% 2021% 2020 % Return on Average Assets (ROA) 0.83 0.95 0.96 Return on Average Equity (ROE) 13.63 11.16 10.16 Net Interest Margin 3.03 2.81 3.24 Efficiency Ratio 70.28 69.08 67.19

Per Share Data 2022 2021 2020 Earnings Per Share $2.62 $2.68 $2.20 Dividends Per Share $0.68 $0.67 $0.64 Dividend Payout Ratio 25.95% 25.00% 29.09 % Stock Price at Year - End 16.00 21.70 18.60

2022 Peer Analysis * As of 12/31/22 Measurement ENBP % Peer Median % Return on Average Assets 0.83 1.12 Return on Average Equity 13.63 13.52 Net Interest Margin 3.03 3.36 Efficiency Ratio 70.28 58.99 Revenue/full - time equivalent 220 265 * Peer data consists of the Corporation’s strategic plan peer group which includes 14 banks in PA, NY, and MD with assets between $1.1 billion and $3.6 billion.

2022 Peer Analysis * as of 12/31/22 Measurement ENBP % Peer Median % Tangible Capital to Assets 5.24 7.09 Tier 1 Ratio 13.38 13.26 Total Capital Ratio 14.52 14.33 Non - Performing Assets/Total Assets 0.23 0.32 Allowance for Credit Losses/Total Loans 1.19 1.15 * Peer data consists of the Corporation’s strategic plan peer group which includes 14 banks in PA, NY, and MD with assets between $1.1 billion and $3.6 billion.

First Quarter 2023 Results (Unaudited) Earnings: $2.4 million, down $750,000 , or 23.5% from Q1 2022. - CECL impact, increased cost of funds ROA: 0.53% ROE: 9.76% Net Interest Income: Up $3,083,000 , or 28.8% Net Interest Margin: 3.08% Loan Growth: 32.2% over 3/31/22 balances

Voting Results Presented by: Adrienne L. Miller, Esq. Corporate Secretary - ENB Financial Corp

Questions & Answers

ANNUAL SHAREHOLDER MEETING MAY 9, 2023